EXHIBIT 1

TRANSACTIONS DURING THE PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the New York Stock Exchange.  The prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
10/3/20111	Purchase	$7.4385	13500
10/4/20112	Purchase	6.8974	69504
10/5/20113	Purchase	6.9846	68700
10/6/20114	Purchase	7.1077	64982
10/7/20115	Purchase	6.9517	63202
10/10/20116	Purchase	7.5796	59350
10/11/20117	Purchase	7.5564	60740
10/12/20118	Purchase	7.6724	59308
10/13/20119	Purchase	7.8471	59600
10/14/201110	Purchase	7.9358	59500
10/17/201111	Purchase	7.7653	67716
10/18/201112	Purchase	7.8143	59000
10/19/201113	Purchase	7.6484	57764
10/20/201114	Purchase	7.4964	70958
10/21/201115	Purchase	7.6069	55600

1 This transaction was executed in multiple trades at prices ranging from $7.36 - 7.49.
2 This transaction was executed in multiple trades at prices ranging from $6.65 - 7.20.
3 This transaction was executed in multiple trades at prices ranging from $6.75 - 7.10.
4 This transaction was executed in multiple trades at prices ranging from $6.92 - 7.18.
5 This transaction was executed in multiple trades at prices ranging from $6.75 - 7.05.
6 This transaction was executed in multiple trades at prices ranging from $7.23 - 7.81.
7 This transaction was executed in multiple trades at prices ranging from $7.37 - 7.74.
8 This transaction was executed in multiple trades at prices ranging from $7.62 - 7.75.
9 This transaction was executed in multiple trades at prices ranging from $7.72 - 8.00.
10 This transaction was executed in multiple trades at prices ranging from $7.78 - 8.01.
11 This transaction was executed in multiple trades at prices ranging from $7.72 - 7.92.
12 This transaction was executed in multiple trades at prices ranging from $7.65 - 7.88.
13 This transaction was executed in multiple trades at prices ranging from $7.51 - 7.80.
14 This transaction was executed in multiple trades at prices ranging from $7.47 - 7.57.
15 This transaction was executed in multiple trades at prices ranging from $7.60 - 7.67.

Date	Type	Price	Shares
10/24/201116	Purchase	$8.2364	62161
10/25/201117	Purchase	8.0707	61706
10/26/201118	Purchase	8.3148	61900
11/1/201119	Purchase	8.0128	71500
11/2/201120	Purchase	7.9642	43289
11/3/201121	Purchase	8.4346	25000
11/9/201122	Purchase	5.7213	349900
11/10/201123	Purchase	4.7681	215000
11/11/201124	Purchase	5.0456	340319
11/14/201125	Purchase	5.1650	157079
11/15/201126	Purchase	5.4368	72894
11/22/201127	Purchase	5.3972	94200
11/23/201128	Purchase	5.1282	39700
11/25/201129	Purchase	5.2698	35836
11/28/201130	Purchase	5.3715	58093
11/29/201131	Purchase	5.2648	51622
11/30/201132	Purchase	5.2864	94062
12/1/201133	Purchase	5.2088	98200

16 This transaction was executed in multiple trades at prices ranging from $8.07 - 8.40.
17 This transaction was executed in multiple trades at prices ranging from $7.89 - 8.15.
18 This transaction was executed in multiple trades at prices ranging from $7.96 - 8.49.
19 This transaction was executed in multiple trades at prices ranging from $7.85 - 8.23.
20 This transaction was executed in multiple trades at prices ranging from $7.85 - 8.10.
21 This transaction was executed in multiple trades at prices ranging from $8.29 - 8.48.
22 This transaction was executed in multiple trades at prices ranging from $5.47 - 6.10.
23 This transaction was executed in multiple trades at prices ranging from $4.74 - 4.81.
24 This transaction was executed in multiple trades at prices ranging from $4.92 - 5.13.
25 This transaction was executed in multiple trades at prices ranging from $5.10 - 5.25.
26 This transaction was executed in multiple trades at prices ranging from $5.12 - 5.50.
27 This transaction was executed in multiple trades at prices ranging from $5.26 - 5.60.
28 This transaction was executed in multiple trades at prices ranging from $5.02 - 5.25.
29 This transaction was executed in multiple trades at prices ranging from $5.20 - 5.36.
30 This transaction was executed in multiple trades at prices ranging from $5.32 - 5.48.
31 This transaction was executed in multiple trades at prices ranging from $5.19 - 5.38.
32 This transaction was executed in multiple trades at prices ranging from $5.23 - 5.50.
33 This transaction was executed in multiple trades at prices ranging from $5.17 - 5.22.